Exhibit 99.2
ION Earnings Call Q4 2010 Earnings Call Presentation February 17, 2011

Earnings Call Introduction Corporate Participants & Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact 713 529 6600. If you would like to listen to a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website - www.iongeo.com for approximately 12 months. BOB PEEBLER ION Geophysical Corporation CEO BRIAN HANSON ION Geophysical Corporation CFO

Earnings Call Introduction FORWARD-LOOKING STATEMENTS The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Positive Signs of Recovery Q4 2010 ION BasinSPAN Programs

2010 Highlights Successful launch of the INOVA joint venture Winning and shipping the 12 Streamer BGP order Another record year for our data processing business Completing significant Arctic multi-client projects A remarkable recovery in our data library business including a record quarter in Q4 A strong balance sheet with our net debt approaching zero Significant progress underwriting a large multi-client program in the Marcellus shale play

Financial Overview Q4 2010 Achieved our goal of returning to profitability in 2010 with full year diluted EPS of $0.16 on net income of $23 million (excluding special items). Revenues of $159 million for the quarter with year-to-date revenues of $444 million compared to $420 million for the prior period. Excluding Legacy Land Systems (INOVA), year-to-date revenues increased 25% to $428 million compared to $342 million. Record year for our Solutions business of $277 million including record Data Processing revenues of $108 million. The Multi-Client business delivered a record fourth quarter of $78 million resulting in second highest annual revenues of $169 million. Record year for our Concept Systems software business of £24 million. Cash from operations of $133 million for 2010 improved 156% and free cash flow generation of approximately $62 million. EBITDA of $56 million for the quarter with year-to-date EBITDA nearly doubling to $140 million. ION delivered year-to-date profitability for 2010 with strong free cash flow generation

Financial Overview Year-to-Date Revenue Comparison Year-to-Date Revenue Comparison Year-to-Date Revenue Comparison $ Millions [ 7 ] (CHART) Including Legacy Land Systems Excluding Legacy Land Systems Solutions Systems Software $ Millions

Solutions Segment Financial Overview (CHART) (CHART) Revenue by Type Multi-client CapEx Investment Solutions Backlog $ Millions $ Millions Q4 2010 $81 M Q3 2010 $77 M Actual Investment Forecasted Investment Data Processing Data Libraries New Ventures

Solutions Segment Data Library Sales Trend Data Library Sales $ Millions (CHART)

Software Segment Financial Overview Financial Overview Financial Overview £ Millions Revenue by Type (GBP) Services Software Systems % of Seismic Vessels with Orca Orca Vessel Conversion 27 vessels 44* vessels 2009 2010 (CHART) Orca-Rental Orca-Permanent * Includes 42 permanent installations and 2 rental system installations Other

Systems Segment Financial Overview Financial Overview Financial Overview $ Millions Revenue by Type Towed Streamer Equipment OBC Other

Financial Overview One-Time Adjustments in Q4 In addition to the first quarter special charges associated with the formation of the land joint venture with BGP and the debt refinancing, results for 2010 include three special items incurred in the fourth quarter: The first item relates to a $24.5 million pre-tax gain associated with net cash received from the Wilson Greatbatch legal settlement; The next item is a $7.7 million pre-tax impairment charge on an investment; and The last item is a $9.5 million pre-tax charge representing ION's 49% share of a one- time write-down of excess inventory by INOVA Geophysical. Total Q4 one-time adjustments of $0.01 per diluted share

Financial Overview Balance Sheet as of December 31, 2010 (CHART) (CHART) Capital Employed Financing Cash Net Fixed Assets Multi-Client Data Library Goodwill & Equity in INOVA Equity $ Millions $ Millions Other LT Debt Net Debt of $19 million* * Net Debt = Total Debt ($103M LT & $6M ST) less Cash $103M $113M $90M Remaining Working Capital

Financial Overview Liquidity & LT Debt as of December 31, 2010 (CHART) (CHART) Liquidity of $190M LT Debt of $103M Cash Undrawn Revolver Term Loan Facility & Equipment Leases 3% Revolver and Term A both mature in March 2015

Financial Overview Cash Flow Year Ended December 31, Year Ended December 31, SUMMARIZED CASH FLOW STATEMENT 2010 2009 Cash from operations 181,490 43,949 Working capital (48,050) 9,005 Multi-client investment (64,426) (89,635) PP&E Capital Expenditures (7,372) (2,966) Free Cash Flow* 61,642 (39,647) Other investing and financing activities 6,560 20,692 Net change in cash 68,202 (18,955) Free cash flow generation of $62 million *Non-GAAP Measure

Financial Overview Share Count Trend Share count expected to stabilize going forward (CHART) BGP equity in ION (23.8M shares) Private Placement (18.5M shares) Fletcher Preferred Stock Conversion (9.7M shares) ARAM Acquisition (3.6M shares)

INOVA Geophysical Financial Overview (CHART) Q409 vs Q410 Forecasted Revenues $ Millions Estimated Q4 revenues of $45 to $47 million with operating loss of $2 to $4 million and net loss of $3 to $5 million* Four consecutive quarters of revenue growth Positive Q4 EBITDA and cash flow generation Significant reductions in inventory in 2010 Credit line capacity of $30 million in place to support 2011 growth * ION to share in 49% of these estimated results

INOVA Geophysical General Market Observations Velocity of contractor activity picking up, year-over-year increase in equipment quotation levels observed. Increased North America shale focused seismic activity, contractors still working through stacked equipment. Contractors focused on international expansion. Russia/Former Soviet Union continues to be challenged for access to capital. Crew count for 2011/12 flat with 2010, late contracting by state companies, some contractors have full utilization of equipment and are "renting" extra channels. Continued drive towards super crews in the Middle East and North Africa leading to increased channel demand (normal 3-D crew channel count ranges from 7,500 to 15,000 channels and super crew channel counts range from 30,000 up to 100,000 channels).

INOVA Geophysical Operational Highlights Terraseis acquired 13,000 channels of ARIES II and 39,000 SM-24XL Sensor geophone strings. Third consecutive quarter of increased BGP purchases totaling $15 million for Q4. INOVA Geophysical completed a series of successful field trials with BGP International to test High Productivity Vibroseis capabilities of their equipment. Apache Corporation completed a series of surveys in the Mendoza province of Argentina using FireFly. R&D remains an area of high focus and a key investment area for INOVA Geophysical with R&D spend of approximately $20 million for 2010 and with comparable levels of R&D spend expected for 2011.

Financial Overview ION Financial Guidelines for 2011 While we are not providing earnings guidance, we are providing guidelines on certain items for 2011: We anticipate investment in our customer-underwritten, multi-client new venture programs for 2011 to be between $90 and $110 million; We estimate interest expense for 2011 to be between $5 to $7 million; and We expect our effective tax rate to be between 24% and 26%.

Investor Education Center Visit our IEC at www.iongeo.com to learn more

Q&A Session Q4 2010